UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2024

CLENE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39834	85-2828339
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6550 South Millrock Drive, Suite G50 Salt Lake City, Utah		84121
(Address of principal executive offices)		(Zip Code)
(801) 676-9695
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CLNN	The Nasdaq Capital Market
Warrants, to acquire one-fortieth of one share of Common Stock for $230.00 per share	CLNNW	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Third Amendment to Supplement to Loan and Security Agreement

On September 30, 2024 (the “Effective Date”), Clene Inc.  and its wholly owned subsidiary, Clene Nanomedicine, Inc. (together with Clene Inc. and its other subsidiaries, the “Company”), entered into the Third Amendment to Supplement to Loan and Security Agreement (the “Third Amendment”) by and among Avenue Venture Opportunities Fund, L.P. (“Avenue”) and the Company. The Company originally entered into the Loan and Security Agreement (the “Loan”) with Avenue on May 21, 2021.

Pursuant to the Third Amendment, the October 1, 2024 principal payment shall be decreased from $3,333,333.33 to $2,000,000.00. Additionally, the Company may be granted an interest-only period (the “Second Interest-only Period”) commencing on November 1, 2024 and continuing until December 31, 2024, subject to (i) the Company’s receipt of gross proceeds of at least $10,000,000 from the sale and issuance of the Company’s equity securities on or before October 31, 2024 (the “October Equity Milestone”), inclusive of the Company’s receipt of gross proceeds of at least $7,000,000 from the sale and issuance of the Company’s equity securities pursuant to an agreement entered into in September 2024 immediately prior to the Effective Date (the “September Equity Milestone”), and (ii) no event of default shall have occurred and be continuing. The Company expects that its equity offering which closed on September 30, 2024 will satisfy the requirements of the September Equity Milestone.

If the Company is granted the Second Interest-only Period and if, on or before December 31, 2024, the Company receives reasonably satisfactory evidence that the U.S. Food and Drug Administration (the “FDA”) does not object to the Company’s submission of a New Drug Application (“NDA”) seeking accelerated approval for CNM-Au8 as a potential treatment of amyotrophic lateral sclerosis (“ALS”) and the Company has submitted such NDA for review (the “ALS NDA Milestone”), then the Company shall pay to Avenue, in advance, consecutive monthly principal installments in an amount equal to $500,000 commencing on the first day of the first full month after the end of the Second Interest-only Period, and continuing on the first day of each consecutive calendar month thereafter through February 28, 2025, followed by four (4) equal consecutive monthly principal installments in an amount sufficient to fully amortize the Loan, plus interest at the designated rate for such month. If the Company is granted the Second Interest-only Period but does not achieve the ALS NDA Milestone, the Company shall pay to Avenue, in advance, four (4) consecutive monthly principal installments in an amount sufficient to fully amortize the Loan commencing on the first day of the first full month after the end of the Second Interest-only Period, plus interest at the designated rate for such month.

If the Company is not granted the Second Interest-only Period, the Company shall pay to Avenue monthly principal installments in an amount equal to $500,000 on November 1, 2024 and December 1, 2024, and, commencing on January 1, 2025, the Company shall pay to Avenue consecutive monthly principal installments, in advance, in amount equal to (A) if the Company achieves the ALS NDA Milestone, $500,000 through February 28, 2025, followed by four (4) equal consecutive monthly principal installments in amount sufficient to fully amortize the Loan or (B) if the Company does not achieve the ALS NDA Milestone, an amount sufficient to fully amortize the Loan over four (4) consecutive months, in each case plus interest at the designated rate for each month. On the Maturity Date, all principal and accrued interest then remaining unpaid and the final payment of 4.25% of funded principal shall be due and payable.

The other material terms of the Loan remain effective as described in the Company’s Current Report on Form 8-K filed on May 24, 2021, Current Report on Form 8-K filed on September 29, 2021, Quarterly Report on Form 10-Q filed on August 15, 2022, and Current Report on Form 8-K filed on June 30, 2023.

Amended and Restated Warrant

Pursuant to the Second Amendment to Supplement to Loan and Security Agreement, dated June 27, 2023, the Company issued to Avenue a warrant to purchase 150,000 shares of Clene Inc. common stock, par value $0.0001 per share (“Common Stock”) at an exercise price of $16.00 per share (the “New Avenue Warrant”). Upon effectiveness of the Third Amendment, the New Avenue Warrant was amended and restated to reflect an exercise price of $4.6014 per share. The other material terms of the New Avenue Warrant remain effective as summarized in the Company’s Current Report on Form 8-K filed on June 30, 2023.

The foregoing descriptions of the Third Amendment and the New Avenue Warrant do not purport to be complete and are qualified in their entirety by reference to the text of the Third Amendment and the New Avenue Warrant, which are filed as Exhibit 10.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
4.1	Form of Amended and Restated Warrant to Purchase Shares of Stock of Clene Inc.
10.1	Third Amendment to Supplement to Loan and Security Agreement, dated September 30, 2024, by and among Avenue Venture Opportunities Fund, L.P., Clene Inc. and Clene Nanomedicine, Inc.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLENE INC.

Date: September 30, 2024	By:	/s/ Robert Etherington
Robert Etherington
President and Chief Executive Officer

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